UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

April 7, 2014

Date of report (Date of earliest event reported)

IMAX Corporation

(Exact Name of Registrant as Specified in Its Charter)

Canada	1-35066	98-0140269
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2525 Speakman Drive Mississauga, Ontario, Canada L5K 1B1 (905) 403-6500	110 E. 59th Street, Suite 2100 New York, New York, USA 10022 (212) 821-0100

(905) 403-6500

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into Material Definitive Agreements.

On April 7, 2014, IMAX Corporation (the “Company”), IMAX (Barbados) Holding, Inc., a wholly-owned subsidiary of the Company (“IMAX Barbados”) and IMAX China Holding, Inc., a wholly-owned subsidiary of IMAX Barbados (“IMAX China”), entered into a subscription agreement and a shareholders’ agreement with China Movie Entertainment FV Limited (“FV”), an entity owned and controlled by FountainVest Partners, and CMCCP Dome Holdings Limited (“CMCCP”) and China Movie Entertainment CMC Limited(“CME”), both entities owned and controlled by China Media Capital (CME together with CMCCP, “CMC”, and CMC collectively with FV, the “Investors”).

Subscription Agreement

Pursuant to the subscription agreement, IMAX China agreed to, among other things, allot and issue to the Investors 337,500 Common C shares of par value US$0.01 each in the authorized capital of IMAX China (“Class C Shares”) for an aggregate subscription price of US$40,000,000 on April 8, 2014 (the “First Completion Date”), and subject to certain conditions (as further described below), IMAX China agreed to issue to the Investors another 337,500 Class C Shares for an aggregate subscription price of US$40,000,000 on January 8, 2015 (the “Second Completion Date”). The second closing is subject to only the following conditions: (i) there being no bankruptcy or insolvency of the Company, IMAX Barbados or IMAX China; (ii) there being no general assignment for the benefit of creditors of the Company, IMAX Barbados or IMAX China; or (iii) there being no admission in writing of the inability of the Company, IMAX Barbados or IMAX China to pay its debts when they come due.

Shareholders’ Agreement

As described below, the shareholders’ agreement contains restrictions on the transfer of IMAX China’s common shares, certain provisions related to the composition of IMAX China’s board of directors and certain provisions relating to the redemption and share issuance in lieu of initial public offering of IMAX China’s shares (“IPO”) and put and call rights relating to change of control of the Company.

Restrictions on Transfer

Under the shareholders’ agreement, except under limited circumstances, holders of Class C Shares may not transfer any Class C Shares prior to the Second Completion Date. After the Second Completion Date, holders of Class C Shares may not transfer any Class C Shares except (i) to certain permitted transferees, (ii) pursuant to any sale of Class C Shares on the public market in connection with or following an IPO, and (iii) subject to the right of first offer of the holder of Class A Shares (as defined below). With respect to transfers of Common A shares of par value US$0.01 each in the authorized capital of IMAX China (“Class A Shares”) prior to an IPO, the shareholders’ agreement also provides certain drag-along rights to the holder of Class A Shares and certain tag-along rights and put rights to holders of Class C Shares.

Board of Directors

The board of directors of IMAX China will initially consist of nine members. The shareholders’ agreement provides that each of FV and CMC has the right to nominate one member of IMAX China’s board of directors if it owns, (a) at any time prior to the Second Completion Date, at least 90% of the Class C Shares issued to such Person at the First Completion Date and (b) at any time following the Second Completion Date, at least 90% of the Class C Shares issued to such Person at both the First Completion Date and Second Completion Date. The holder of Class A Shares has the right to nominate seven members, among which one nominee shall be an independent director reasonably satisfactory to the holders of Class C Shares.

Redemption and Share Issuance in lieu of Initial Public Offering

The shareholders’ agreement also provides that IMAX China intends to conduct an IPO of its shares by the fifth anniversary of the First Completion Date. If a qualified IPO (as defined in the shareholders’ agreement) has not occurred by such date, each holder of Class C Shares may request that all of such holders’ Class C Shares be (i) redeemed by IMAX China at par value together with the issuance of a number of the Company shares fixed on the First Completion Date, (ii) redeemed by IMAX China at par value together with the payment by the Company in cash, or (iii) exchanged and/or redeemed by IMAX China in a combination of cash and the shares of the Company. The consideration for the foregoing transaction will be based upon either the original issuance price of the Class C Shares or the pro rata fair market value of IMAX China.

Put and Call Rights relating to the Change of Control of the Company

In the event that the Company reasonably believes that a transaction involving a change of control of the Company will occur, the Company will serve a notice on each holder of Class C Shares. Upon receipt of such notice, each holder of Class C Shares will have the right to cause the Company to purchase all of its Class C Shares, and the holder of Class A Shares will also have the right to purchase from each holder of Class C Shares all of its Class C Shares, each for consideration based upon the pro rata equity value of IMAX China.

Termination

The shareholders’ agreement will terminate on the earliest to occur of (i) an IPO, (ii) a redemption or share exchange in lieu of an IPO after the fifth anniversary on the First Completion Date, (iii) completion of a put or call transaction pursuant to a change of control of the Company, and (iv) any date agreed upon in writing by all of the parties to the shareholders’ agreement. The shareholders’ agreement will also terminate with respect to any shareholder at such time as such shareholder no longer beneficially and legally holds any shares.

The foregoing summaries of the subscription agreement and the shareholders’ agreement are qualified in their entirety by reference to the subscription agreement, which is filed herewith as Exhibit 10.1 and is incorporated herein by reference and the shareholders’ agreement, which is filed herewith as Exhibit 4.1 and incorporated herein by reference.

Item 8.01.	Other Events.

On April 8, 2014, the Company issued a press release announcing that the Company had sold a stake in its Greater China business to China Media Capital and FountainVest Partners pursuant to the agreements described in Item 1.01. A copy of the press release is attached as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

4.1	Shareholders’ Agreement, dated as of April 7, 2014, by and among IMAX Corporation, IMAX (Barbados) Holding, Inc., IMAX China Holding, Inc., China Movie Entertainment FV Limited, CMCCP Dome Holdings Limited and China Movie Entertainment CMC Limited.

10.1	Subscription Agreement, dated as of April 7, 2014, by and among IMAX Corporation, IMAX (Barbados) Holding, Inc., IMAX China Holding, Inc., China Movie Entertainment FV Limited, CMCCP Dome Holdings Limited and China Movie Entertainment CMC Limited.

99.1	Press release of IMAX Corporation, dated April 8, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMAX Corporation (Registrant)

Date: April 8, 2014	By:	/s/ Richard L. Gelfond
	Name:	Richard L. Gelfond
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Shareholders’ Agreement, dated as of April 7, 2014, by and among IMAX Corporation, IMAX (Barbados) Holding, Inc., IMAX China Holding, Inc., China Movie Entertainment FV Limited, CMCCP Dome Holdings Limited and China Movie Entertainment CMC Limited.

10.1	Subscription Agreement, dated as of April 7, 2014, by and among IMAX Corporation, IMAX (Barbados) Holding, Inc., IMAX China Holding, Inc., China Movie Entertainment FV Limited, CMCCP Dome Holdings Limited and China Movie Entertainment CMC Limited.

99.1	Press release of IMAX Corporation, dated April 8, 2014.